Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT:	Marsha J. Akin
Investor Relations
(630) 773-3800 www.ajg.com

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2005 FINANCIAL RESULTS

ITASCA, IL, January 31, 2006 — Gallagher today reported its financial results for the quarter and full year ended December 31, 2005. A printer-friendly format is available at www.ajg.com.

Quarter Ended December 31

Segment	Revenues			Net Earnings (Loss)		Diluted Net Earnings (Loss) Per Share
	4th Q 05	4th Q 04	Chg	4th Q 05	4th Q 04	4th Q 05	4th Q 04
	($ in millions)			($ in millions)
Brokerage	$263.9	$246.4	7%	$30.5	$35.1	$0.31	$0.37
Contingent Commission Matters	0.7	8.2	(91%)	(22.6)	6.6	(0.23)	0.07
Claims Handling Obligations	—	—	—	(9.8)	—	(0.10)	—

Total Brokerage	264.6	254.6	4%	(1.9)	41.7	(0.02)	0.44
Risk Management	95.1	90.0	6%	12.5	13.1	0.13	0.14

Brokerage & Risk Management	359.7	344.6	4%	10.6	54.8	0.11	0.58
Financial Services	16.4	28.8	(43%)	(3.1)	(5.6)	(0.03)	(0.06)
Discontinued Operations
Brokerage & Risk Management	—	—	—	—	0.4	—	—
Financial Services	—	—	—	—	(0.5)	—	—

Total Company	$376.1	$373.4	1%	$7.5	$49.1	$0.08	$0.52

Year Ended December 31

Segment	Revenues			Net Earnings (Loss)		Diluted Net Earnings (Loss) Per Share
	Year 05	Year 04	Chg	Year 05	Year 04	Year 05	Year 04
	($ in millions)			($ in millions)
Brokerage	$972.0	$886.4	10%	$103.9	$122.0	$1.08	$1.29
Contingent Commission Matters	28.8	33.8	(15%)	(22.0)	27.0	(0.23)	0.28
Claims Handling Obligations	—	—	—	(9.8)	—	(0.10)	—

Total Brokerage	1,000.8	920.2	9%	72.1	149.0	0.75	1.57
Risk Management	370.6	345.5	7%	52.6	46.9	0.55	0.50

Brokerage & Risk Management	1,371.4	1,265.7	8%	124.7	195.9	1.30	2.07
Financial Services	112.5	101.4	11%	(11.9)	(6.4)	(0.12)	(0.07)
Litigation Matters	—	—	—	(84.2)	—	(0.88)	—
Impact of FIN 46	—	69.9	—	—	—	—	—
Discontinued Operations
Brokerage & Risk Management	—	—	—	(5.2)	0.5	(0.05)	0.01
Financial Services	—	—	—	7.4	(1.5)	0.07	(0.02)

Total Company	$1,483.9	$1,437.0	3%	$30.8	$188.5	$0.32	$1.99

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“We are pleased to have 2005 behind us,” said J. Patrick Gallagher, Jr., President and Chief Executive Officer. “During this past year, Gallagher resolved many open issues - we put most of the contingent commission matters to rest, we settled significant open litigation, we reorganized our international operations, we solidified our world-wide reinsurance operations under a common brand now called Gallagher Re, we froze our pension, we substantially reduced our Financial Services assets and related debt, while all along dealing with an unprecedented hurricane season and a softening insurance market place. Despite these challenges, Gallagher remains strong and our world-wide team is excited about our future. In January 2005, we increased our stockholder dividends 12% and last week we increased it another 7%, our cash flow is excellent, we have tangible net worth of over $350 million, no debt for general corporate purposes, and we have a new $450 million unsecured line of credit. Client retention is strong, we continue to hire excellent producers, there are many excellent acquisition opportunities in our pipeline, and we have been getting new client orders from both our domestic and international branches. As we enter 2006, we are positioned to continue building our world-wide brokerage and risk management businesses.”

Brokerage Segment Fourth Quarter Highlights

•	Revenue growth of 7%, excluding contingent commissions, of which 4% is organic.

•	Gallagher ceased entering into new contingent commission agreements as a retail broker effective January 1, 2005. However, Gallagher will continue to accept contingent compensation from non-retail business and retail contingent commissions related to entities acquired up to one year from the acquisition date. Below is a table that shows revenues recognized in 2004 and 2005 related to retail contingent commission contracts in effect prior to January 1, 2005. The decrease in contingent commissions in fourth quarter of 2005 versus 2004 is indicative of the declining levels of such revenue, which decline is expected to continue in 2006 and future periods.

Contingent Commission Income	1st Q	2nd Q	3rd Q	4th Q
2004	$15.9	$7.8	$1.9	$8.2
2005	16.7	9.4	2.0	0.7

•	The insurance industry in general, and Gallagher individually, continue to be the subjects of a substantial number of regulatory and legal actions by many State Attorneys General and private litigants related to contingent commissions and various other historical business practices. Gallagher has recorded a pretax charge to its fourth quarter 2005 earnings of $38.6 million ($23.2 million after tax, or $0.24 per diluted share) representing its current best estimate of the remaining costs to be incurred to resolve these matters.

•	In connection with recent legal interpretations and accounting guidance issued by the Institute of Chartered Accountants in the United Kingdom, many global insurance brokerages are reassessing their obligation to provide future claims handling and certain administrative services for reinsurance brokerage clients. Gallagher has determined that under certain circumstances it is obligated to provide such services based on its current business practices. In fourth quarter, Gallagher recorded a non-cash pre-tax charge of $15.0 million ($9.8 million after tax, or $0.10 per diluted share) to reflect the change in the estimated future costs to provide these services.

•	The new hires made in the latter part of 2004 and early 2005 were validating in fourth quarter 2005, but still margin dilutive.

•	Fourth quarter compensation ratio was 2.2% lower than 2004, excluding retail contingent commission matters. Employee benefit plan cost savings of 0.8%, favorable foreign currency translation of 0.5% and a decrease in performance compensation expense of 2.3%, were mostly offset by additional stock option expense of 0.2%, new hire compensation costs of 1.1% and severance costs of 0.3%.

•	Fourth quarter operating expense ratio was 5.3% higher than 2004, excluding retail contingent commission matters and claims handling obligations, mostly reflecting lease cancellation costs of 0.8%, write-offs of uncollectible international receivables of 0.9%, increased legal and professional fees of 0.7% and increased insurance costs of 1.6%.

•	Pretax margin of 15%, before retail contingent commission matters and claims handling obligations. The 5.8% margin reduction from 2004 results primarily from the compensation and operating expense factors discussed above.

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Risk Management Segment Fourth Quarter Highlights

•	Revenue growth of 6%, all of which is organic. Domestic revenues were up 12% excluding the impact of one-time revenues of $1.5 million previously reported in fourth quarter 2004. International revenues were down 13% excluding the impact of one-time revenues of $1.2 million previously reported in fourth quarter 2004. As previously announced in December 2005, Gallagher was awarded a new risk management client in Australia that should restore growth in the international operations.

•	Fourth quarter compensation ratio was 1.9% higher than 2004. Employee benefit plan cost savings of 1.5% were more than offset by increased staffing levels and increased stock option expense.

•	Fourth quarter operating expense ratio was 0.7% lower than 2004 due to expense savings initiatives implemented in the latter part of 2004, which were somewhat offset by one-time costs in the international operations of 0.5%.

•	Pretax margin of 17%. The 1.1% margin reduction from 2004 results primarily from the compensation and operating expense factors discussed above.

Brokerage and Risk Management Combined Fourth Quarter Highlights

•	Revenue growth of 8%, excluding contingent commissions and one-time revenues recognized in fourth quarter 2004, of which 4% is organic.

•	Pretax margin of 16%, before retail contingent commission matters and claims handling obligations, a 4.6% margin reduction from 2004. Increased costs from investments in new hires of 0.4%, lease cancellation costs of 0.6%, write-offs of uncollectible international receivables of 0.7%, professional fees of 0.6%, increased stock option expense of 0.2%, severance costs of 0.2%, increased insurance costs of 1.2% and the softening seen in the insurance market place, were partially offset by employee benefit plan cost savings of 1.0% and a decrease in performance compensation expense of 2.0%.

•	In first quarter 2005, Gallagher sold its two medical claim management operations. Historical revenues and expenses related to these entities have been reclassified as discontinued operations.

•	Effective tax rate before retail contingent commission matters and claims handling obligations of 23% in 2005 versus 20% in 2004.

•	Beginning January 1, 2006, Gallagher is required to adopt a new accounting pronouncement related to the expensing of employee stock options. This will result in additional stock compensation expense of approximately $1.4 million per quarter ($1.2 million in Brokerage and $0.2 million in Risk Management) for stock options granted prior to 2003. Since 2003, Gallagher has been expensing stock options granted subsequent to 2002.

Financial Services Segment Highlights

•	Tax credits and tax credit-related revenues related to Gallagher’s synthetic coal (Syn/Coal) investments will phase-out if the average of the commonly reported crude oil price (NYMEX Price) per barrel reaches certain levels.

1)	For calendar year 2006, Gallagher estimates that the NYMEX Price would need to average approximately $60 per barrel for calendar 2006 for any phase-out to begin and average approximately $74 per barrel for calendar 2006 for a complete phase-out. The average daily NYMEX Price for 2006 through January 30 was $65.41.

2)	During 2006, Gallagher will monitor the NYMEX Price and decide if it should continue to produce Syn/Coal. Gallagher’s evaluation, in part, will be based on the following:

a)	If Gallagher believes the 2006 price of oil will average below the phase-out price and decides to continue its current Syn/Coal production schedule, Gallagher estimates the Financial Services Segment would expect to report a pretax loss of approximately $20 million to $25 million for 2006. Gallagher’s overall tax rate would be approximately 23% to 25% for 2006.

b)	If Gallagher believes the 2006 price of oil will average above the phase-out price and decides to idle its Syn/Coal facilities, Gallagher estimates the Financial Services Segment could report a maximum one-time non-cash pretax charge of approximately $18 million related to an impairment charge on these facilities. In addition, if the Syn/Coal facilities remain idle for all of 2006, Gallagher estimates the Financial Services Segment could report a pretax loss of approximately $5 million to $10 million for 2006. Gallagher’s overall tax rate would be approximately 39% to 41% for 2006.

c)	Gallagher is currently exploring certain financial transactions and/or operating strategies that, if pursued, are designed to produce results for the Financial Services Segment and Gallagher’s overall tax rate between scenarios (a) and (b) above.

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The company will host a webcast conference call on Wednesday, February 1, 2006 at 9:00 a.m. ET to further discuss these quarterly results. To listen, please go to www.ajg.com.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in seven countries and does business in 120 countries around the world through a network of correspondent brokers and consultants. Gallagher is traded on the New York Stock Exchange under the symbol AJG.

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected, depending on a variety of factors such as changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally and changes in securities and fixed income markets as well as developments in the areas of tax legislation and crude oil prices. Please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, for a more detailed discussion of these factors.

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	4th Q Ended Dec 31, 2005	4th Q Ended Dec 31, 2004	Year Ended Dec 31, 2005	Year Ended Dec 31, 2004
BROKERAGE SEGMENT
Commissions	$203.0	$197.0	$784.3	$726.8
Retail contingent commissions	0.7	8.2	28.8	33.8
Fees	55.8	44.3	169.8	146.2
Investment income - fiduciary	5.1	5.1	17.9	13.4

Revenues	264.6	254.6	1,000.8	920.2

Compensation	152.5	147.7	584.0	527.5
Operating	64.1	46.8	219.1	176.1
Depreciation	2.7	3.3	13.6	12.9
Amortization	4.9	4.7	20.3	17.3
Retail contingent commission related matters	38.6	—	73.6	—
Claims handling obligations	15.0	—	15.0	—

Expenses	277.8	202.5	925.6	733.8

Earnings (loss) from continuing operations before income taxes	(13.2)	52.1	75.2	186.4
Provision (benefit) for income taxes	(11.3)	10.4	3.1	37.4

Earnings (loss) from continuing operations	$(1.9)	$41.7	$72.1	$149.0

Diluted earnings (loss) from continuing operations per share	$(0.02)	$0.44	$0.75	$1.57
Growth - revenues	4%	9%	9%	9%
Organic growth in commissions and fees (1)	4%	-1%	2%	2%
Growth - pretax earnings	NMF	0%	-60%	8%
Compensation expense ratio (2)	58%	60%	60%	60%
Operating expense ratio (2)	24%	19%	23%	20%
Pretax profit margin before retail contingent commission matters and claims handling obligations (2)	15%	21%	17%	21%
Effective tax rate	NMF	20%	4%	20%
RISK MANAGEMENT SEGMENT
Fees	$94.2	$89.4	$367.7	$343.8
Investment income - fiduciary	0.9	0.6	2.9	1.7

Revenues	95.1	90.0	370.6	345.5

Compensation	53.1	48.6	205.9	187.3
Operating	23.9	23.2	88.2	91.8
Depreciation	1.8	1.8	7.7	7.8
Amortization	0.1	0.1	0.4	0.4

Expenses	78.9	73.7	302.2	287.3

Earnings from continuing operations before income taxes	16.2	16.3	68.4	58.2
Provision for income taxes	3.7	3.2	15.8	11.3

Earnings from continuing operations	$12.5	$13.1	$52.6	$46.9

Diluted earnings from continuing operations per share	$0.13	$0.14	$0.55	$0.50
Growth - revenues	6%	17%	7%	18%
Organic growth in fees (1)	5%	17%	7%	18%
Growth - pretax earnings	-1%	60%	18%	43%
Compensation expense ratio	56%	54%	56%	54%
Operating expense ratio	25%	26%	24%	27%
Pretax profit margin	17%	18%	18%	17%
Effective tax rate	23%	20%	23%	19%
BROKERAGE & RISK MANAGEMENT COMBINED
Commissions	$203.0	$197.0	$784.3	$726.8
Retail contingent commissions	0.7	8.2	28.8	33.8
Fees	150.0	133.7	537.5	490.0
Investment income - fiduciary	6.0	5.7	20.8	15.1

Revenues	359.7	344.6	1,371.4	1,265.7

Compensation	205.6	196.3	789.9	714.8
Operating	88.0	70.0	307.3	267.9
Depreciation	4.5	5.1	21.3	20.7
Amortization	5.0	4.8	20.7	17.7
Retail contingent commission related matters	38.6	—	73.6	—
Claims handling obligations	15.0	—	15.0	—

Expenses	356.7	276.2	1,227.8	1,021.1

Earnings (loss) from continuing operations before income taxes	3.0	68.4	143.6	244.6
Provision (benefit) for income taxes	(7.6)	13.6	18.9	48.7

Earnings from continuing operations	$10.6	$54.8	$124.7	$195.9

Diluted earnings from continuing operations per share	$0.11	$0.58	$1.30	$2.07
Growth - revenues	4%	11%	8%	12%
Organic growth in commissions and fees (1)	4%	5%	3%	7%
Growth - pretax earnings	NMF	10%	-41%	14%
Compensation expense ratio (2)	57%	58%	59%	58%
Operating expense ratio (2)	25%	21%	23%	22%
Pretax profit margin before retail contingent commission matters and claims handling obligations (2)	16%	20%	17%	20%
Effective tax rate	NMF	20%	13%	20%

See notes to fourth quarter 2005 earnings release and non-GAAP financial measures on page 7.

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	4th Q Ended Dec 31, 2005	4th Q Ended Dec 31, 2004	Year Ended Dec 31, 2005	Year Ended Dec 31, 2004
FINANCIAL SERVICES SEGMENT
Investment income	$17.0	$27.9	$108.9	$93.3
Impact of FIN 46 on investment income	—	—	—	69.9
Investment gains (losses)	(0.6)	0.9	3.6	8.1

Revenues	16.4	28.8	112.5	171.3

Investment expenses	14.8	30.1	104.9	89.9
Impact of FIN 46 on investment expenses	—	—	—	67.2
Interest	3.1	2.6	11.6	9.5
Depreciation	2.6	2.9	11.4	9.3
Impact of FIN 46 on depreciation expense	—	—	—	2.7
Litigation related matters	—	—	131.0	—

Expenses	20.5	35.6	258.9	178.6

Earnings (loss) from continuing operations before income taxes	(4.1)	(6.8)	(146.4)	(7.3)
Provision (benefit) for income taxes	(1.0)	(1.2)	(50.3)	(0.9)

Earnings (loss) from continuing operations	$(3.1)	$(5.6)	$(96.1)	$(6.4)

Diluted earnings (loss) from continuing operations per share	$(0.03)	$(0.06)	$(1.00)	$(0.07)

Consolidated Statement of Earnings

(Unaudited - in millions except per share data)

	4th Q Ended Dec 31, 2005	4th Q Ended Dec 31, 2004	Year Ended Dec 31, 2005	Year Ended Dec 31, 2004
TOTAL COMPANY
Commissions	$203.0	$197.0	$784.3	$726.8
Retail contingent commissions	0.7	8.2	28.8	33.8
Fees	150.0	133.7	537.5	490.0
Investment income - fiduciary	6.0	5.7	20.8	15.1
Investment income - all other	17.0	27.9	108.9	163.2
Investment gains (losses)	(0.6)	0.9	3.6	8.1

Revenues	376.1	373.4	1,483.9	1,437.0

Compensation	205.6	196.3	789.9	714.8
Operating	88.0	70.0	307.3	267.9
Investment expenses	14.8	30.1	104.9	157.1
Interest	3.1	2.6	11.6	9.5
Depreciation	7.1	8.0	32.7	32.7
Amortization	5.0	4.8	20.7	17.7
Litigation related matters	—	—	131.0	—
Retail contingent commission related matters	38.6	—	73.6	—
Claims handling obligations	15.0	—	15.0	—

Expenses	377.2	311.8	1,486.7	1,199.7

Earnings (loss) from continuing operations before income taxes	(1.1)	61.6	(2.8)	237.3
Provision (benefit) for income taxes	(8.6)	12.4	(31.4)	47.8

Earnings from continuing operations	7.5	49.2	28.6	189.5

Earnings (loss) on discontinued operations, net of income taxes	—	(0.1)	2.2	(1.0)

Net earnings	$7.5	$49.1	$30.8	$188.5

Diluted earnings from continuing operations per share	$0.08	$0.52	$0.30	$2.00
Diluted earnings (loss) on discontinued operations per share	—	—	0.02	(0.01)

Diluted net earnings per share	$0.08	$0.52	$0.32	$1.99

Dividends declared per share	$0.28	$0.25	$1.12	$1.00

Other Information
Basic weighted average shares outstanding (000s)	95,382	92,273	94,141	91,503
Diluted weighted average shares outstanding (000s)	97,260	94,827	96,051	94,546
Common shares repurchased (000s)	6	613	76	1,783
Annualized return on beginning tangible net worth (3)			8%	48%
Number of acquisitions closed	2	5	10	19
Workforce at end of period (includes acquisitions)			8,135	7,840

Earnings From Continuing Operations Before Litigation and Contingent Commission Related Matters, Claims Handling Obligations, Investment (Gains) Losses, Pension Plan Curtailment Gain, Depreciation, Amortization and Stock Compensation Expense (4)

Earnings from continuing operations	$7.5	$49.2	$28.6	$189.5
Litigation and contingent commission related matters	38.6	—	204.6	—
Claims handling obligations	15.0	—	15.0	—
Investment (gains) losses	0.6	(0.9)	(3.6)	(8.1)
Pension plan curtailment gain	—	—	(10.0)	—
Depreciation	7.1	8.0	32.7	32.7
Amortization	5.0	4.8	20.7	17.7
Amortization of deferred comp and restricted stock	1.5	2.7	7.1	10.0
Stock compensation expense	2.4	1.7	8.9	5.6
Tax effect	(24.5)	(3.2)	(94.3)	(11.5)

Earnings from continuing operations before litigation and contingent commission related matters, claims handling obligations, investment (gains) losses, pension plan curtailment gain, depreciation, amortization and stock compensation expense	$53.2	$62.3	$209.7	$235.9

On a diluted per share basis	$0.55	$0.66	$2.18	$2.50

See notes to fourth quarter 2005 earnings release and non-GAAP financial measures on page 7.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Dec 31, 2005	Dec 31, 2004
Cash and cash equivalents	$317.8	$224.6
Restricted cash	518.3	488.9
Unconsolidated investments - current	43.2	26.0
Premiums and fees receivable	1,396.8	1,350.9
Other current assets	125.7	132.8

Total current assets	2,401.8	2,223.2
Unconsolidated investments - noncurrent	68.6	132.4
Fixed assets related to consolidated investments - net	126.0	195.6
Other fixed assets - net	59.1	63.4
Deferred income taxes	236.1	184.8
Other noncurrent assets	79.7	59.7
Goodwill - net	245.7	219.0
Amortizable intangible assets - net	172.5	155.2

Total assets	$3,389.5	$3,233.3

Premiums payable to insurance and reinsurance companies	$1,917.4	$1,838.9
Accrued compensation and other accrued liabilities	378.3	258.4
Unearned fees	35.7	25.4
Income taxes payable	24.6	24.8
Other current liabilities	25.0	18.6
Corporate related borrowings	—	—
Investment related borrowings - current	5.3	41.4

Total current liabilities	2,386.3	2,207.5
Investment related borrowings - noncurrent	107.6	140.0
Other noncurrent liabilities	126.5	124.8

Total liabilities	2,620.4	2,472.3

Stockholders’ equity:
Common stock - issued and outstanding	95.7	92.1
Capital in excess of par value	236.1	146.4
Retained earnings	463.7	539.0
Unearned deferred compensation	(14.5)	(12.2)
Unearned restricted stock	(5.3)	(4.3)
Accumulated other comprehensive earnings (loss)	(6.6)	—

Total stockholders’ equity	769.1	761.0

Total liabilities and stockholders’ equity	$3,389.5	$3,233.3

Other Information
Tangible net worth (5)	$350.9	$386.8
Book value per share	$8.04	$8.26
Tangible book value per share (6)	$3.67	$4.20

Notes to Fourth Quarter 2005 Earnings Release and Non-GAAP Financial Measures

Non-GAAP Financial Measures

This exhibit contains supplemental non-GAAP financial information within the meaning of Regulation G of the SEC’s rules. Consistent with Regulation G, a description of such information is provided below and a reconciliation of certain of such items to U.S. generally accepted accounting principles (GAAP) is provided elsewhere in this press release. Gallagher believes the items described below provide meaningful additional information, which may be helpful to investors in assessing certain aspects of Gallagher’s operating performance and financial condition that may not be otherwise apparent from GAAP. Industry peers provide similar supplemental information, although they may not use the same or comparable terminology and may not make identical adjustments. This non-GAAP information should be used in addition to, but not as a substitute for, the GAAP information.

Non-GAAP Measures Defined

(1)	Organic growth excludes the first twelve months of net commission and fee revenues generated from the acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes contingent commission revenues.

(2)	Represents pretax earnings (loss) from continuing operations before the impact of pretax retail contingent commission related matters and claims handling obligations divided by total revenues, excluding retail contingent commissions. Compensation expense and operating expense ratios are computed using total revenues after excluding retail contingent commissions matters.

(3)	Represents year-to-date net earnings divided by total stockholders’ equity, less net balance of goodwill and amortizable intangible assets, as of the beginning of the year.

(4)	Represents net earnings before the after-tax effect of the impact of litigation and contingent commission related matters, claims handling obligations, investment gains (losses), pension plan curtailment gain, depreciation, amortization, amortization of deferred compensation and restricted stock expense and stock compensation expense.

(5)	Represents total stockholders’ equity less net balance of goodwill and amortizable intangible assets.

(6)	Represents tangible net worth divided by the common shares outstanding at the end of the period.

Discontinued Operations

In fourth quarter 2005, Gallagher adjusted the previously reported amount for its first quarter 2005 discontinued operating results for a $5.0 million, or $0.05 per diluted share, income tax charge, related to the income tax provision on the sale of one of its medical claim management operations that occurred in first quarter 2005.

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Arthur J. Gallagher & Co.

Unconsolidated Investment Summary

(Unaudited - in millions)

	December 31, 2005		December 31, 2004		December 31, 2005
					LOCs & Financial Guarantees	Funding Commitments
	Current	Noncurrent	Current	Noncurrent
Unconsolidated Investments:
Direct and indirect investments in Asset Alliance Corporation (AAC)	$13.3	$30.2	$0.8	$46.7	$—	$—
Low income housing (LIH) developments:
Bridge loans	5.4	—	5.2	—	—	—
Partnership interests	—	1.1	—	1.5	—	—
LIH Developer	—	8.9	—	9.2	—	—
Alternative energy investments:
Owned partnership interests	0.6	14.8	0.9	19.1	4.4	0.7
Biogas project	—	—	—	14.7	—	—
Partnership interest installment sales	21.3	6.5	18.6	12.9	—	—
Bermuda insurance investments	—	0.4	—	20.4	6.7	—
Real estate, venture capital and other investments	2.6	6.7	0.5	7.9	—	0.6

Total unconsolidated investments	43.2	68.6	26.0	132.4	11.1	1.3
Non-recourse borrowings - Biogas project	—	—	(0.2)	(13.8)	—	—

Net unconsolidated investments	$43.2	$68.6	$25.8	$118.6	$11.1	$1.3

Consolidated Investment Summary

(Unaudited - in millions)

	December 31, 2005	December 31, 2004	December 31, 2005
			LOCs & Financial Guarantees	Funding Commitments
Home office land and building:
Fixed assets	$101.9	$101.3	$—	$—
Accumulated depreciation	(18.3)	(15.8)	—	—
Non-recourse borrowings - current	(0.9)	(0.9)	—	—
Recourse borrowings - current	—	—	—	—
Non-recourse borrowings - noncurrent	(72.2)	(73.1)	—	—
Recourse borrowings - noncurrent	(3.0)	(3.0)	—	—
Net other consolidated assets and liabilities	4.0	2.8	3.0	—

Net investment	11.5	11.3	3.0	—

Florida community development:
Fixed assets	—	60.3	—	—
Accumulated depreciation	—	(0.7)	—	—
Non-recourse borrowings - current	—	(17.9)	—	—
Recourse borrowings - current	—	(17.0)	—	—
Non-recourse borrowings - noncurrent	—	(0.1)	—	—
Recourse borrowings - noncurrent	—	(12.4)	—	—
Net other consolidated assets and liabilities	—	(2.4)	12.6	—

Net investment	—	9.8	12.6	—

Airplane leasing company:
Fixed assets	51.8	51.8	—	—
Accumulated depreciation	(17.7)	(14.1)	—	—
Non-recourse borrowings - current	(1.9)	(2.6)	—	—
Recourse borrowings - current	—	—	—	—
Non-recourse borrowings - noncurrent	(28.0)	(29.9)	—	—
Recourse borrowings - noncurrent	—	—	—	—
Net other consolidated assets and liabilities	(0.4)	—	—	—

Net investment	3.8	5.2	—	—

Syn/Coal partnerships:
Fixed assets	15.6	15.6	—	—
Accumulated depreciation	(7.3)	(2.8)	—	—
Non-recourse borrowings - current	(2.5)	(2.8)	—	—
Recourse borrowings - current	—	—	—	—
Non-recourse borrowings - noncurrent	(4.4)	(7.7)	—	—
Recourse borrowings - noncurrent	—	—	—	—
Net other consolidated assets and liabilities	(1.3)	1.6	—	—

Net investment	0.1	3.9	—	—

Total consolidated investments:
Fixed assets	169.3	229.0	—	—
Accumulated depreciation	(43.3)	(33.4)	—	—
Non-recourse borrowings - current	(5.3)	(24.2)	—	—
Recourse borrowings - current	—	(17.0)	—	—
Non-recourse borrowings - noncurrent	(104.6)	(110.8)	—	—
Recourse borrowings - noncurrent	(3.0)	(15.4)	—	—
Net other consolidated assets and liabilities	2.3	2.0	15.6	—

Net investment	$15.4	$30.2	$15.6	$—

(8 of 8)

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